List of Potential Defendants in Causes of Action for Infringement or Unauthorized Use of Intellectual Property Assets or Breaches of Confidentiality, Nondisclosure, or Noncompetition Agreements
COMPANY / INDIVIDUAL NAME	LOCATION
3I - Implant Innovations	Palm Beach Gardens, FL
ABI Extracorporeal	Seattle, WA
ABR Inc.	Lawrenceville, GA
Advanced Cosmetic Surgery and Laser Center of Hyde Park	Cincinnati, OH
Advanced Cosmetic Surgery Center	Cincinnati, OH
Advanced Perfusion Care, Inc.	Pinehurst, NC
Arizona Blood Therapies, LLC	Gilbert, AZ
Autologous Blood Services, LLC	Woodbury, NY
Autologous Blood Technology	Dallas, TX
Autologous Wound Therapy of Texas	Broken Arrow, OK
Bennett Medical/ Dr. Keith Bennett	Hot Springs National Park, AR
Blood Recovery Systems, Inc.	Fort Myers, FL
Blood Recovery Systems, Inc.	Naples, FL
Bonk, John	Chardon, OH
Carter Blood Care	Bedford, TX
Chiron Corporation
Clinical Cardiac Perfusion, Inc.	Blackwood, NJ
Coastal Cardiovascular Services, LLC	Panama City, FL
Cohesion	Palo Alto, CA
Contran	Wolcott, CT
Direct Medical Co.
Diversified Therapies	Jacksonville, FL
Gambro BCT (formerly Cobe)	Arvada, CO
H & M Medical Services, Inc.	Garden Grove, CA
Haemonetics	Braintree, MA
Harvest	Plymouth, MA
Heart of America Medical	Lees Summit, MO
Hemoserv Inc.	Toledo, OH
Integrated Blood Services, Inc.	Gallion, AL
Interpore Cross International	Irvine, CA
La Piel Face Spa	Naples, FL
Life-Cor Perfusion Resources, Inc.	Scottsdale, AZ
Dr. Daniel Man	Boca Raton, FL
Medtronic	Minneapolis, MN
Metro Preferred Outpatient Services LLC	Metalarie, LA
Naples Facial Plastic Surgery	Naples, FL
Pacific Auto Transfusion Corp.	Ranco Cordova, CA
Pacific Life Systems, Inc.	Ventura, CA
Palm Beach Institute of Cosmetic Surgery	Palm Beach Gardens, FL
Perfusion Partners	Fort Meyers, FL
Perfusion Partners and Associates, Inc.	Fort Meyers, FL
PlasmaSeal	San Francisco, CA
Platelet Gel Services	Highland Beach, FL
Platelet Gel Services	Fort Lauderdale, FL
Platelet Rich Services	Bowling Green, KY
PPAI	Fort Meyers, FL
Prosthodontics Intermedica	Fort Washington, PA
Dr. Rene Ranieri
Riverview Hospital	Noblesville, IN
SafeBlood Technologies	Little Rock, AR
Salvin Dental	Charlotte, NC
Seattle Implants
Dr. E. Price Stover
Turning Point Wound Management	West Monroe, LA